September 28, 2020 FIRST MID for every step of life.

Forward Looking Statements 2 Forward Looking Statements This document may contain certain forward - looking statements about First Mid Bancshares, Inc. (“First Mid”) and LINCO Bancshares, Inc., a Missouri corporation (“LINCO”), such as discussions of First Mid’s and LINCO’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid and LINCO intend such forward - looking statements to be covered by the safe harbor provisions for forward - looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward - looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid and LINCO, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, the possibility that any of the anticipated benefits of the proposed transactions between First Mid and LINCO will not be realized or will not be realized within the expected time period; the risk that integration of the operations of LINCO with First Mid will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transactions due to the failure to obtain the required stockholder approval; the failure to satisfy other conditions to completion of the proposed transactions, including receipt of required regulatory and other approvals; the failure of the proposed transactions to close for any other reason; the effect of the announcement of the transaction on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; changes in interest rates; general economic conditions and those in the market areas of First Mid and LINCO; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s and LINCO’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid and LINCO; accounting principles, policies and guidelines; the severity, magnitude and duration of COVID - 19 pandemic, the direct and indirect impact of such pandemic, including responses to the pandemic by the government, businesses customers' businesses, the disruption of global, national, state and local economies associated with the COVID - 19 pandemic, which could affect First Mid’s and LINCO’s liquidity and capital positions, impair the ability of First Mid’s and LINCO’s borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses, and the impact of the COVID - 19 pandemic on First Mid’s and LINCO’s financial results, including possible lost revenue and increased expenses (including cost of capital), as well as possible goodwill impairment charges. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10 - K and Quarterly Reports on Form 10 - Q. Forward - looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward - looking information, whether as a result of new information, future events or otherwise.

Certain Important Information 3 Additional Disclosures The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus in the registration statement, preliminary prospectus supplement related to this offering and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Piper Sandler toll free at 1 - 866 - 805 - 4128 or by emailing fsg - dcm@psc.com , or Janney toll free at 1 - 404 - 601 - 7200 or by emailing prospectus@janney.com , or Stephens toll free at 1 - 800 - 643 - 9691 or by emailing prospectus@stephens.com . This presentation does not constitute an offer to sell, a solicitation of an offer to sell, the solicitation or an offer to buy any securities, or a solicitation of any vote or approval. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Certain information contained in this presentation relates to or is based on publications and other data obtained from third party sources. While we believe these third party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third party sources. Non - GAAP Financial Measures In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this presentation contains certain non - GAAP financial measures. The Company believes that such non - GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this presentation, however, are urged to review these non - GAAP financial measures in conjunction with the GAAP results included herein. While the Company believes these non - GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non - GAAP financial measures may also differ from the similar measures presented by other companies.

First Mid Bancshares, Inc. Terms of Proposed Offering Issuer Security Type Ratings Maturity Date Interest Payments Optional Redemption Principal Amount Use of Proceeds Subordinated Notes TBD Kroll: BBB [ ] 2030 Semi - annually on [ ] and [ ] of each year through [ ], 2025, and thereafter on [ ], [ ], [ ], and [ ] of each year through the maturity date or early redemption date Redeemable at 100% of principal amount, plus accrued and unpaid interest beginning in [ ] 2025 $[ ] Million Proceeds will be used to fund a portion of the proposed acquisition of LINCO and for general corporate purposes 4

Table of Contents I. Overview of First Mid Bancshares, Inc. II. Financial Highlights III. Credit / Balance Sheet IV. Acquisition of LINCO Bancshares, Inc. V. Capital VI. Appendix Slides #6 - 16 Slides #17 - 24 Slides #25 - 42 Slides #43 - 55 Slides #56 - 58 Slides #60 - 64 5

Overview of First Mid Bancshares, Inc. 6

Company Overview 7 First Mid is headquartered in Mattoon with multiple locations and a dedicated team of nearly 900 employees serving central and southern Illinois, metro St . Louis, and the greater Indianapolis area . Our vision is to be a nimble, community - focused organization committed to quality, growth and earned independence for the benefit of all our stakeholders.

History and Recognition First Mid has a proud 155 year history of service to agricultural, small business and retail customers. • First National Bank of Mattoon established in 1865 • The oldest nationally chartered bank in Illinois • First Mid Bancshares, Inc. incorporated in 1981 • Committed to our community banking heritage and mission • Publicly traded on the NASDAQ stock market since 2014 • Membership extended into the all - cap Russell 3000 and small - cap Russell 2000 indexes in 2016 Achievements through Performance: 8

Our Branch Footprint First Mid Bank & Trust currently operates 64 banking centers throughout Illinois and eastern Missouri and a loan production office in the greater Indianapolis area . Clusters of branches are located in and around cities such as St . Louis, Peoria, Champaign, Decatur, and Carbondale . First Mid Wealth Management Company operates multiple office locations in Bloomington, Bourbonnais, Decatur, Mattoon, Peoria, and Springfield First Mid Insurance Group, Inc. has offices in Decatur, Mattoon, Peoria as well as the Champaign & Metro East MSAs. 9 *Source: S&P Global Market Intelligence

Investment Highlights

Attractive Franchise	• $4.5 billion community focused organization serving our customers well over the last 155 years • Offer a full suite of financial services including banking, wealth management, brokerage, ag services, and insurance through a sizeable network of locations throughout Illinois, eastern Missouri, and a LPO in the greater Indianapolis area • Providing consistent competitive dividends to our shareholders since 1879
Growth Strategy	• Continue to look for strategic expansion in key geographic markets and continue to expand our non-interest offerings in those markets • Historical mid-single digit annual organic growth across our footprint • Choice acquirer with proven successful growth through disciplined and strategic M&A and diligence efforts
Quality Core Deposits	• Quality core deposit franchise • Overall low cost of total interest-bearing deposits historically • Low average rate on cost of funds
High Quality Loan Portfolio	• Diversified loan portfolio with seasoned experienced lenders with long-term relationships • Centralized underwriting provides consistency across our footprint
Diversified Sources of Revenue	• Diversified revenue sources with non-interest income accounting for over 30% of total revenue • Largest community bank-owned insurance agency in the State of Illinois offering a full line of insurance related products • Complementary Wealth Management, Trust Operations, and Ag Services with $4.1 billion AUM at 6/30/20
Conservative Risk Profile	• Experienced Executive Management Team and Board of Directors • Strong asset quality metrics led by strong lending and conservative underwriting practices • Solid ERM team and corporate governance measures in place
Strong Capital and Liquidity	• Strong balance sheet metrics including availability of multiple liquidity sources • Conservative securities portfolio managed for liquidity purposes • Strong capital levels in excess of well-capitalized requirements

[1]Source: S&P Global Market Intelligence

10

Joseph R. Dively Chairman, Chief Executive Officer & President, First Mid Bancshares, Inc. & First Mid Bank & Trust, N.A . Joe has served on the Board of First Mid Bancshares since 2004. He joined First Mid as a Senior Executive Vice President of the Bank in 2011 and assumed his current role in January 2014. Prior to joining the Company, he was a Senior VP and an officer of Consolidated Communications where he was employed since 2003. Experienced Management Team Laurel G. Allenbaugh EVP, Chief Operations Officer Bradley L. Beesley EVP, CEO First Mid Wealth Mgmt. Co. Clay M. Dean EVP, CEO First Mid Insurance Group Amanda D. Lewis EVP, Chief Deposit Service Officer Jason M. Crowder SVP, General Counsel Rhonda R. Gatons SVP, Chief Human Resources Officer David R. Hiden SVP, Chief Information Officer Christopher L. Slabach SVP, Chief Risk Officer First Mid’s Management Team has more than 160 years of combined total tenure with the Company and has a proven successful track record of delivering results for our stakeholders. Michael L. Taylor SEVP, COO. Mike joined First Mid in 2000 as CFO and has served as an Executive VP of the Company since 2007. In 2017 he was promoted to his current role as SEVP & COO Prior to joining the Company, he was with AMCORE Bank in Rockford, Illinois from 1996 to 2000. Matthew K. Smith EVP, CFO Matt joined First Mid in 2016 as Executive VP and Director of Finance and was elevated to his current role as CFO in 2017. Prior to his time at First Mid, he served as Corporate Treasurer and VP of Finance and IR for Consolidated Communications, a Nasdaq traded company. Prior to that Matt worked in banking and investments. Eric S. McRae EVP, Chief Credit Officer Eric joined First Mid in 1999 as a Senior Lender and has been an Executive VP since 2008. He was elevated to his current role of Chief Credit Officer in January 2017. Prior to joining the Company, Eric was with First of America/National City Bank from 1991 to 1999. 11

COVID - 19 Relief & Support to Our Employees and Customers • Executed pandemic plan already tested and in place. • Implemented preventative and personal hygiene measures per CDC guidelines. • Protected the safety of employees by closing all branch lobby locations from April 1 st through June 15 th while maintaining operations through appointment and drive - thru use only during that time. • Increased eligible sick days to every employee. • Provided financial assistance for employees in need. • Enabled approximately half of workforce to work remotely with secure connections. Employee Relief & Support Customer Relief & Support • Maintained frequent communication with our borrowers and customers. • Provided support to more than 2,500 small business owners (both existing and new customers) through the Paycheck Protection Program (PPP) resulting in $259 million funded with the SBA. • Processed $426 million of payment deferrals to ~700 consumers and businesses experiencing hardship. Remaining deferrals through August 31, 2020 totaled $192 million or approximately 6% of the overall loan portfolio. • Provided additional assistance where appropriate to affected retail and commercial customers across our footprint. 12

Capital Management and Acquisitions $1 . 0 $0 . 5 $ - $1 . 5 $ 2 . 0 $ 2 . 5 $ 3 . 0 $ 3 . 5 1998 ($ B il) May 1999 Acquired 4 branches from Bank One Corp. April 2001 Acquired American Bank of Illinois January 2002 Acquired The Checkley Agency, Inc., an Insurance Broker May 2006 Acquired Mansfield Bancorp, Inc. from FirstBank August 2015 Acquired 12 branches from Old National Bank September 2016 Acquired First Clover Leaf Financial Corp. November 2018 Acquired SCB Bancorp, Inc. Recent Capital Events 2019 Strategically repurchased $1.1 million of common stock through Q3’19. June 2018 Raised $36 million through an overnight public offering of common stock. August 2017 Launched a $20 million at - the - market equity offering. June 2015 Acquisitions and As $4.5 $4.0 Raised $29.3 million through a private placement of common stock. Approximately 90% raised via new institutional relationships. set Growth Timeline – (1998 - 2020) April 2020 Acquired Lending Team & Relationships May 2018 in St Louis Metro December 2015 Acquired First Market Acquired Illiana BancTrust Corp. September 2010 Insurance Agency Acquired 10 branches 2020 13

Experienced Growth Through Recent M&A Transactions St i f el B a nk T r a n sacti o n Date Closed 8 / 1 4 / 1 5 Closed 9 / 0 8 / 1 6 Closed 5 / 0 1 / 1 8 Closed 1 1 / 1 5 / 18 Closed 4 / 2 1 / 2 0 An n ou nc ed 9/28/20 T r a n sacti o n Value $16 Million $89 Million $72 Million $70 Million - - - $145 Million Deal Type Branch W h o le Bank W h o le Bank W h o le Bank Loan Book and Team Whole Bank Assets ($000s) $441 Million $659 Million $475 Million $458 Million - - - $1.18 Billion Loans ($000s) $156 Million $449 Million $371 Million $254 Million $183 Million $922 Million Deposits ($000s) $453 Million $535 Million $384 Million $341 Million $60 Million $909 Million # of Branches 12 7 7 10 - - - 14 Figures noted above exclude fair value adjustments made at closing Providence Bank transaction reflects Holding Company data as of June 30, 2020 14

Acquisition of Loan Book and Team Deepened St. Louis Metro market presence with acquisition of $183 million in loans, $60 million in deposits and a talented lending team On April 21 st , 2020 O v e r view Highlights of the Deal Completed a strategic acquisition of a talented team of lenders and their loan relationships in the St . Louis metro market . The acquisition was funded primarily through a depository agreement entered into with Promontory and Stifel, Nicholas & Company, Inc. The loan portfolio is well diversified and primarily comprised of CRE and commercial operating loans, with no hotel borrowers. First Mid will assume deposits from the acquired loan relationships, following regulatory approval. Negotiated opportunity. Great fit and strategic enhancement to our St Louis metro market presence. Accretive to 2020 earnings. Picked up a talented group of community bankers. All lenders have signed employment agreements. The loan portfolio totals approximately $183 million of performing loans. Approximately $60 million of deposits. 15

Providing Shareholder Value $1.42 $1.44 $1.51 $1.57 $1.67 $1.04 $1.07 $1.29 $1.62 $1.73 $1.85 $1.81 $2.05 $2.13 $2.52 $2.87 $0.30 $0.33 $0.35 $0.38 $0.38 $0.38 $0.38 $0.40 $0.42 $0.46 $0.55 $0.59 $0.62 $0.66 $0.70 $0.76 $8.49 $9.18 $8.28 $9.36 $10.09 $10.91 $9.38 $11.24 $12.68 $11.75 $15.63 $15.09 $16.84 $ 1 8.73 $20.22 $23.59 $ 0 .00 $ 5 .00 $ 1 0.00 $ 1 5.00 $ 2 0.00 $ 2 5.00 $ 0 .00 $ 0 .50 $ 1 .00 $ 1 .50 $ 2 .00 $ 2 .50 $ 3 .00 $ 3 .50 $ 4 .00 20 0 4 20 0 5 20 0 7 20 0 8 20 0 9 20 1 4 20 1 5 20 1 9 TBV/Share Earnings & Dividends/Share Performance Timeline thru 12/31/19 2006 Diluted EPS 20 1 0 20 1 1 20 1 2 20 1 3 Dividends Per Share (Declared) 2016 2017 2018 Tangible Book Value Per Share First Mid Bancshares consistently provides value to shareholders by delivering solid diluted earnings per share and returning competitive dividends. *Tangible Book Value Per Share is a non - GAAP measure and is defined as total common equity less goodwill and intangibles divided by shares outstanding as of period end. TBV Q2’2020 - $25.02 16

Financial Highlights / Performance Summary 17

Q2'2020 Summary

First Mid BANCSHARES, INC.

Consistent Solid Performance

- Net income of $10.1 million, or $0.60 diluted EPS, compared to $10 million in Q1'20 and $11 million in Q2'19
  - Provision for loans and lease losses of $6.1 million, an increase from $5.5 million in Q1'20 and $91k in Q2'19. The higher provision in Q2'20 was primarily linked to loan growth from the metro St. Louis loan portfolio that was acquired during the quarter as well as organic loan growth
- Pre-tax pre-provision net income of $19.4 million, up from $18.7 million in Q1'20 and $14.7 million in Q2'19
- NIM of 3.25% down 26bps from Q1'20
  - Decrease primarily driven by PPP loans, lower accretion income, and lower loan yields, partially offset by decline in lower deposit/funding costs
- Non-interest income of $13.9 million, down from $16.5 million in Q1'20, and up from $13.6 million in Q1'19
  - Quarter over quarter decline in 2020 is primarily due to the seasonality nature of our Insurance business
  - Solid revenue generated from mortgage banking, wealth management, and insurance

Balance Sheet

- Total assets increased by $593 million, or 15.4% from Q1'20 and $615 million, or 16.0% from Q2'19
- Total deposits increased by $477 million, or 16.4% over Q1'20 to $3.4 billion and $373.3 million, or 12.4% from Q2'19
  - Quarter over quarter increase in 2020 is due to increases to demand deposits, savings and money market accounts, partially offset by a decline in higher cost CD balances
- Total loans[1] increased by $461 million, or 16.8% from Q1'20 and $659 million, or 25.9% from Q2'19
  - Quarter over quarter increase primarily tied to $260 million of acquired loans as well as growth from PPP lending during the quarter

Capital Management

- Capital levels remained strong and comfortably above the "well capitalized" levels in Q2'2020.
  - Leverage Ratio of 10.43%; CET1 ratio of 13.45%; Tier1 Ratio of 14.07%; and TRBC ratio of 15.19%
- Liquidity position remained strong with $1.5 billion in total funding availability at June 30, 2020
- Paid a semi-annual cash dividend of $0.40 per share during Q2'2020

[1]Includes loans held for sale

18

Preliminary September 30, 2020 Quarter Observations on Asset Quality 1. Overall asset quality ratios expected to be similar as Q2 2020 results 2. Provision expense for the quarter expected to be approximately $3.0 million - $4.0 million 3. Reserve build expected to be approximately 7 - 12 basis points 4. Net charge - offs projected to be approximately $0.5 million 5. NPAs expected to be roughly flat, within $2.0 million of Q2 2020 results 6. Loan deferrals anticipated to be <5% of loans Note: The Company has not finalized its financial statements as of and for the quarter ended September 30, 2020. The observations set forth are estimates only, and the Company’s actual results may vary from such estimates. 19

Quality Core Deposit Franchise June 30, 2020 Balance % Non - Interest bearing demand deposits $ 817,622 24.1% Interest bearing demand deposits $ 938,710 27.7% Savings deposits $ 474,545 14.0% Money Market $ 625,361 18.5% Time Deposits $ 529,588 15.6% Total Deposits $ 3,385,827 100% Deposit Composition ($000s) Rounded to Nearest Percentage 0.19% 0.18% 0.22% 0.42% 0.80% 0.51% $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 0 . 0 0% 0 . 1 0% 0 . 2 0% 0 . 3 0% 0 . 4 0% 0 . 5 0% 0 . 6 0% 0 . 7 0% 0 . 8 0% 0 . 9 0% Cost of Interest Bearing Deposits COD Total Deposits 20

28% 30% 8% 9% 16% Wealth Management Revenues Mortgage Banking Revenues Services Charges Other Non - Interest Income Diversified Non - Interest Income 22% 13% 35% 3% 20% 7% June 30, 2010 26% 21 10% 28% 5% 22% 9% June 30, 2015 June 30, 2020 Insurance Revenues ATM/Debit Card Revenue NII/Revenue: 24.4% NII/Revenue: 25.4% Diversification of fee income provides less reliance on interest income volatility created by rate movements NII/Revenue: 30.5% 8%

Diversified Solutions and Sources of Revenue $ 5 , 4 2 5 , 0 00 $ 5 , 9 0 5 , 0 00 $ 8 , 4 6 0 , 0 00 $15,570,000 $3 , 5 00 , 000 $5 , 5 00 , 000 $7 , 5 00 , 000 $9 , 5 00 , 000 $11,500,000 $13,500,000 $15,500,000 2 0 16 2 0 17 2 0 18 2 0 19 • Complementary Wealth Management, Trust Operations, and Ag Services • Source of Revenue: 22 1 Data as of June 30, 2020 • ~50% coming from Trust and Wealth Management Services • ~50% related to Ag Services division including Farm Management & Brokerage • Total YTD Revenue of $7.5 million, up 3% YoY • Assets Under Management totaling $4.1 billion 1 • Investment/Brokerage through an agreement with Raymond James Financial Services, Inc. • Largest farm manager in Illinois with approximately 280,000 acres under management 1 • Multiple office locations (Bloomington, Decatur, Bourbonnais, Mattoon, Peoria, and Springfield) Total Revenue

Diversified Solutions and Sources of Revenue $ 3 , 4 5 4 , 0 00 $ 3 , 8 8 0 , 0 00 $5,592,000 $ 1 6 , 0 2 9 , 0 0 0 $0 $2,000,000 $4,000,000 $6,000,000 $8,000,000 $10,000,000 $12,000,000 $14,000,000 $16,000,000 2 0 16 2 0 17 2 0 18 2 0 19 • Largest community bank - owned insurance agent in Illinois 23 • Offers the following product lines to meet our communities’ needs: • Property/Casualty and Health Insurance Products for businesses • Homeowner and Personal Insurance Products • Senior Care Insurance • Surety Bonding Products • Expanding geographic customer base with offices in Decatur, Mattoon, Peoria as well as the Champaign & Metro East MSAs • Total YTD Revenue of $10.7 million, up 15% YoY Total Revenue

Financial Performance $ 1 0 , 9 8 1 $ 1 1 , 6 7 0 $ 1 1 , 9 7 6 $ 9 , 9 99 $ 1 0 , 1 3 7 $0.66 $0.70 $0.72 $0.60 $0.60 $ - $0 .2 5 $0 .5 0 $0 .7 5 $1 .0 0 $1 .2 5 $1 .5 0 $1 .7 5 $ - $2 , 0 0 0 $4 , 0 0 0 $6 , 0 0 0 $8 , 0 0 0 $10 ,000 $12 ,000 2 0 1 9 Q2 2 0 2 0 Q2 Reported Net Income ($000s) & Diluted EPS 62 . 31% 54.69% 57.23% 57.14% 54.27% 40. 00% 45. 00% 50. 00% 55. 00% 60. 00% 65. 00% 2 0 1 9 Q2 2 0 1 9 Q3 2 0 1 9 Q4 2 0 2 0 Q1 2 0 2 0 Q2 3.64% 3.60% 3.57% 3.51% 3.25% 4.40% 4.39% 4.24% 4.11% 3.68% 0.76% 0.79% 0.67% 0.60% 0.43% 2 0 2 0 Q2 0 .0 0% 0 .5 0% 1 .0 0% 1 .5 0% 2 .0 0% 2 .5 0% 3 .0 0% 3 .5 0% 4 .0 0% 4 .5 0% 5 .0 0% 2 0 1 9 Q3 2 0 1 9 Q4 2 0 2 0 Q1 Net Interest Margin 2019Q2 2019Q3 Net Interest Margin (TE) 2 0 1 9 Q4 2 0 2 0 Q1 Earning Assets Yield Cost of Funds $13 , 58 8 $ 1 2 , 9 1 7 $ 1 4 , 8 7 3 $ 1 6 , 5 1 0 $ 1 3 , 8 8 5 30.3% 31.2% 32.4% 35.6% 30.5% $3 , 0 0 0 $6 , 0 0 0 $9 , 0 0 0 $12 ,000 $15 ,000 $18 ,000 2 0 1 9 Q2 2 0 1 9 Q3 2 0 1 9 Q4 2 0 2 0 Q1 Efficiency Ratio (TE) 2 0 2 0 Q2 Fee Income ($000s) & % of Total Revenue 24 NIM (TE) and Efficiency Ratio (TE) are non - GAAP figures. See Appendix

Credit / Balance Sheet 25

Diversified Loan Portfolio June 30, 2020 Balance % Commercial Real Estate (Nonfarm/Nonresidential) $ 1,123,540 35.1% Commercial & Industrial Loans $ 811,169 25.3% 1 - 4 Family Residential Properties $ 342,036 10.7% Agricultural Real Estate $ 251,382 7.8% Construction & Land Development $ 180,934 5.6% Agricultural Loans $ 149,043 4.6% Multifamily Residential Properties $ 141,015 4.4% Consumer Loans $ 82,084 2.6% All Other Loans $ 124,059 3.9% Total Loans $ 3,205,262 100% Loan Composition ($000s) Rounded to Nearest Percentage $1, 8 25, 9 9 2 $1, 9 39, 5 0 1 $2, 6 44, 5 1 9 $2,695, 34 7 $3,205,262 $3,000,000 $2,750,000 $2,500,000 $2,250,000 $2,000,000 $1,750,000 $1,500,000 $1,250,000 $1,000,000 $3,250,000 Total Loans ($000s) 26

35% 25% 11% 8% 5% 4% CRE (nonfarm/nonresidential) 1 - 4 Family Ag Real Estate Ag Loans M ul t i - Fa mi l y C&LD Cons u m er All Other Loans Diversified Loan Portfolio Mix 33% 16% 25% 9% 7% 3% 3% 3% 6% 1% A historical comparison of First Mid’s loan portfolio mix. 3% 4% June 30, 2010 35% 27 23% 16% 11% 6% 5% 3% 1% 1% June 30, 2015 June 30, 2020 C&I

Diverse Geographic Lending Region 28 Decat u r Region Metro / St . Louis Region Pe o ria Region S o u thern Regio n Sullivan Central Region First Mid’s loan portfolio is geographically dispersed across our footprint As of June 30, 2020 Balance % Central Region $ 630,677 19.7% Champaign/Decatur Region Includes Indianapolis LPO balances $ 695,217 21.7% Metro/St. Louis Region $ 828,552 25.8% Peoria Region $ 545,280 17.0% Southern Region $ 85,620 2.7% Sullivan Region $ 419,916 13.1% Total Loans $ 3,205,262 100%

Ag Loan Portfolio Highlights

First Mid BANCSHARES, INC.

- Totaled $400.4 million or 12.5% of outstanding loans at 6/30/2020
- Nearly 2/3 of the portfolio is Ag Real Estate and secured by highly productive farmland with a low LTV
- Farmland has historically outperformed major classes with double-digit total annual returns over multiple decades, with low volatility.
- Farmland is generally a recession-resistant asset that has typically generated positive returns during financial downturns.
- Historically low net charge offs over the last 25 years. Less than $1.2 million in net Ag charge offs between 1995 and 2019

Ag Portfolio Mix



Ag Real Estate
Grain Operations
Beef Cattle Farms
Specialty Farms
2%
1%
35%
63%

Ag Loans by Geography



Central Region
Champaign/Decatur
Metro/St. Louis Region
Peoria Region
Southern Region
Sullivan Region
16%
13%
8%
12%
4%
48%

First Mid BANCSHARES, INC.

NOTE: As of June 30, 2020
NOTE: Ag portfolio disclosures based on NAICS codes

29

Ag Real Estate: Asset Characteristics NOTE: (1) National Council of Real Estate Investment Fiduciaries (NCREIF) Farmland is a recession - resistant asset that has consistently generated positive returns with minimal volatility during financial downturns Why Farmland? • Exceptionally good portfolio asset • Long - term app r eciati o n • Inflation protection • Recession - resistant • Strong demand characteristics Annualized Returns Farmland Index vs S&P 500 (1990 – 2010) (1) *Ag real estate lending accounts for 8% of First Mid’s outstanding total loans as of June 30, 2020 30

Ag Lending: Historical Characteristics

First Mid BANCSHARES, INC.

The price of both corn and soybean have grown by ~85% and ~90% respectively since January 2000. Future crop price accretion is anticipated to be driven by the increase in global food demand and decrease in farmland supply.

Historical Corn & Soybean Price per Bushel (2000 – 2020)[1]



Price per Bushel ($USD)
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020
Peak Soybean Price (8/27/12) $17.68
Peak Corn Price (8/21/12) $8.31
Daily Corn Price
Daily Soybean Price
Linear (Daily Corn Price)
Linear (Daily Soybean Price)
Current Soybean Price (9/23/20) $10.15
Current Soybean Price (3/9/20) $8.85
Current Corn Price (3/9/20) $3.72
Current Corn Price (9/23/20) $3.69

NOTE: (1) Macrotrends

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COVID-19 Relief & Support Update

First Mid is committed to providing the support needed throughout the communities we serve during the pandemic.

Paycheck Protection Program ("PPP") Q2'20 Update

Beginning April 1st, First Mid provided PPP funding assistance to both new and existing small business owners throughout our footprint.

Small Business Customers Assisted

Over 2,500

Total Loans Funded

$270 million

Total Loans Remaining

$259 million

Fee Income Generated

~$9 million

32

All Other Loans 88.7% Vulnerable Industries 11.3% COVID - 19 Loan Monitoring Industry Detail as of June 30, 2020 % of Loan Portfolio Retail Shopping / Strip Centers 4.2% Hotels 4.1% Restaurants 3.0% Total 11.3% Note: Balances above exclude Paycheck Protection Program Loans Most of the largest borrowers in the hotel and restaurant sectors own and operate multiple businesses across various industries providing a diverse cash flow stream to support their loans, and have provided personal guarantees Due to the unprecedented global pandemic and shelter in place mandate, First Mid implemented escalated monitoring and stress testing of the vulnerable sectors within our loan portfolio. Identified “At - Risk” Industries 33

Food Service Loan Detail Hotel & Food Service Loan Portfolios Food Service Type Principal Bal. ($000s) % of Total Loans Limited - Service Restaurants $56 , 32 1 1.9% Full - Service Restaurants $22 , 25 8 0.8% Drinking Places (Alcoholic Beverages) $4 , 98 8 0.2% Snack and Nonalcoholic Locations $4 , 54 7 0.2% Food Service Contractors $848 0.0% Caterers $634 0.0% Mobile Food Services $148 0.0% TOTALS $89 , 74 4 3.0% • Less than 1% full - service restaurants • Majority of restaurant related loans carry a personal guaranty • Wtd. Avg. LTV of 70% • Wtd. Avg. DSCR of 2.02x NOTE: As of June 30, 2020 NOTE: Excludes PPP originated loans Hotel Lending Detail • Hotel loans account for ~$121 million or 4.1% of First Mid’s loan portfolio • Consists of 30 hotels across footprint with 27 operating under national brand hotel chains (i.e. Hampton Inn, Holiday Inn, Mariott, America’s Best Value, and Days Inn) • Majority of Hotel loans carry a personal guaranty • Many of these operators generate additional cash flow from other investment sources • Wtd. Avg. LTV of 59% • Wtd. Avg. DSCR of 1.35x 34

CRE Loan Portfolio: Industry Detail CRE Portfolio • 35% of total loan portfolio • 36% owner occupied and 64% non - owner occupied • No one industry type makes up more than 11% of total portfolio • Only 3% of CRE loans are considered classified 35 CRE Owner - Occupied Loans by Industry Industry Type Total ($000s) % of CRE Loans % of Total Loans Retail CRE $136 , 34 6 12 . 1% 4 . 3 % Specialty CRE $99 , 69 0 8 . 9% 3 . 1 % Other CRE $46 , 07 1 4 . 1% 1 . 5 % Office CRE $33 , 24 2 3 . 0% 1 . 0 % Restaurant CRE $33 , 82 4 3 . 0% 1 . 1 % Health Care $28 , 91 3 2 . 6% 0 . 9 % Industrial/Warehouse $18 , 87 7 1 . 7% 0 . 6% 1 - 4 Family $6 , 92 9 0 . 6% 0 . 2 % Hotel $1 , 96 6 0 . 2% 0 . 1 % Total $405 , 85 7 36 . 2% 12 . 7 % CRE Non - Owner - Occupied Loans by Industry Industry Type Total ($000s) % of CRE Loans % of Total Loans Office CRE $345 , 15 4 30 . 7% 10 . 8 % Apartments $18 , 04 6 1 . 6% 0 . 6 % Hotel $113 , 26 8 10 . 1% 3 . 5 % Nursing Homes $98 , 49 1 8 . 8% 3 . 1 % Continuing Care Facilities $51 , 01 8 4 . 5% 1 . 6 % Retail CRE $46 , 78 5 4 . 2% 1 . 5 % Other CRE $19 , 09 9 1 . 7% 0 . 6 % Restaurant CRE $16 , 92 5 1 . 5% 0 . 5 % Industrial/Warehouse $3 , 37 5 0 . 3% 0 . 1 % Specialty CRE $2 , 67 4 0 . 2% 0 . 1 % Land Acquisition & Dev. $1 , 80 6 0 . 2% 0 . 1% 1 - 4 Family $550 0 . 0% 0 . 0 % Total $717 , 19 1 63 . 8% 22 . 4%

C&I Loan Portfolio: Industry Detail C&I Portfolio • 25% of total loan portfolio • No one industry type makes up more than 5% of total loan portfolio • Only 6% of C&I loans are considered classified • Regulatory balances include ~$250M of PPP loans 36 Industry Type Balance ($000) % of C&I Loans % of Total Loans Arts, Entertainment, and Recreation $129 , 46 7 16 . 0% 4 . 0 % Construction $113 , 57 5 14 . 0% 3 . 5 % Retail Trade $76 , 34 1 9 . 4% 2 . 4 % Health Care and Social Assistance $71 , 54 9 8 . 8% 2 . 2 % Other Services (except Public Administration) $59 , 11 3 7 . 3% 1 . 8 % Educational Services $2 , 97 9 0 . 4% 0 . 1 % Public Administration $1 , 57 9 0 . 2% 0 . 0 % Food Services and Drinking Places $60 , 14 3 7 . 4% 1 . 9 % Management of Companies and Enterprises $25 , 66 9 3 . 2% 0 . 8 % Real Estate Services $38 , 87 3 4 . 8% 1 . 2 % Finance and Insurance $33 , 38 8 4 . 1% 1 . 0 % Transportation and Warehousing $34 , 70 1 4 . 3% 1 . 1 % Other C&I $16 , 42 6 2 . 0% 0 . 5 % Manufacturing $42 , 33 5 5 . 2% 1 . 3 % Professional, Scientific, and Technical Services $44 , 20 5 5 . 4% 1 . 4 % Wholesale Trade $26 , 26 6 3 . 2% 0 . 8 % Agriculture, Forestry, Fishing and Hunting $11 , 77 1 1 . 5% 0 . 4 % Utilities $6 , 90 2 0 . 9% 0 . 2 % Information $4 , 86 1 0 . 6% 0 . 2 % Admin, Support & Waste Mgt Services $2 , 27 2 0 . 3% 0 . 1 % Mining, Quarrying, and Oil and Gas Extraction $4 , 10 7 0 . 5% 0 . 1 % Accommodation $4 , 64 5 0 . 6% 0 . 1 % Total $811 , 16 9 100 . 0% 25 . 3%

Strong Credit Culture 0.06% 0.10% 0.22% 0.06% 0.07% 0.17% 0.13% 0.09% 0.28% 0.25% 0.39% 0.29% 0.23% 0.08% 0.02% 0.04% 0.04% 0.24% 0.11% 0.22% 0.15% 0.15% 0. 2 0% 0. 4 0% 0. 8 0% Earnings & Dividends/Share 1.00% Net Charge - Offs (Recoveries) as a % of Average Loans 0.00% 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 NCOs/Avg Loans 20 Year Avg NCOs/Avg Loans First Mid’s strong credit underwriting standards have led to historically low net charge - offs over the last 20 years • Historical net - charge offs have averaged only 15 bps per year over the last 20 years • The current ACL balance ($38.4 million) at 6/30/2020 is greater than the total net charge offs ($32.1 million) over the last 20 years through the same date 0.60% NCOs/Avg Loans Q2’2020 – 0.13% 37

First Mid’s historical Net Loan Losses to Avg Loans are significantly less than Peer over the last 15 years 0. 0 0% 0. 2 0% 0. 4 0% 1. 8 0% 1. 6 0% 1. 4 0% 1. 2 0% 1. 0 0% 0. 8 0% 0. 6 0% First Mid P e e r FMBH average 17bps Peer average 42bps Historically Low Loan Losses 38 Source: UBPR Data through December 31, 2019

Non - Performing Loans Construction & Land Dev., 0.2% CRE (Owner Occupied), 10.1% CRE (Non - Owner O c cupi e d , 23.6% C&I, 21.2% Ag Loans, 4.0% Ag RE, 1.6% Residential R/E (Owner Occupied), 19.7% Residential R/E (Non - Owner Occupied), 16.5% HELOC S , 1.2% Consumer, 1.8% Non - Performing Loans by Segment June 30, 2020 5 , 449 , 35 2 4 , 903 , 71 9 4 , 548 , 75 2 3 , 821 , 48 8 2 , 336 , 98 0 924 , 59 8 421 , 74 9 369 , 49 6 282 , 24 5 37 , 50 0 C R E ( N o n - O w n er O cc up i ed $ C & I $ R e s i d e n t i a l R / E ( O w n er O cc up i e d ) $ Residential R/E (Non - Owner Occupied) $ C R E ( O w n er O cc up i e d ) $ A g L o a n s $ C o n s u m er $ A g R E $ H E L O C S $ C o n s t r u c t i o n & La n d De v . $ Total $ 23,095,879 39 NOTE: Data as of June 30, 2020

Effective January 1, 2020, First Mid adopted the new impairment model known as the current expected credit loss (“CECL”). Adoption of CECL CECL calls for a number of quantitative inputs and qualitative considerations including economic inputs, exposure to high risk industries, portfolio credit characteristics and financial health of the consumer and commercial borrowers. 40 NOTE: Data as of June 30, 2020

Significant Reserve Build Post CECL 102.27% 110.49% 96.74% 134.39% 166.18% 0 .0 0% 25. 00% 50. 00% 75. 00% 100 .00% 125 .00% 150 .00% 175 .00% 2 0 1 9 Q2 2 0 1 9 Q3 2 0 1 9 Q4 2 0 2 0 Q1 2 0 2 0 Q2 Allowance / NPLs 1.04% 1.02% 1.00% 1.20% 1.30% 0 .0 0% 0 .2 0% 0 .4 0% 0 .6 0% 0 .8 0% 1 .0 0% 1 .2 0% 1 .4 0% 2 0 1 9 Q2 * 2 0 2 0 Q 2 Allowance / Total Loans $ 2 9 , 3 8 0 $28 , 64 5 $ 3 1 , 5 3 8 $ 2 7 , 3 0 6 $ 2 5 , 3 9 7 89.7% 93.2% 85.3% 120.4% 151.1% 0% $ - $5 , 0 0 0 $10 ,000 $15 ,000 $20 ,000 $25 ,000 $30 ,000 $35 ,000 2 0 1 9 Q2 2 0 2 0 Q2 2 0 1 9 Q3 2 0 1 9 Q4 2 0 2 0 Q1 Allowance / NPAs 2019Q3 NPAs 2 0 1 9 Q4 2 0 2 0 Q1 Allowance / NPAs 0.21 1.17 1.07 4.61 9.72 - 1 . 0 0 2 . 0 0 3 . 0 0 4 . 0 0 5 . 0 0 6 . 0 0 7 . 0 0 8 . 0 0 9 . 0 0 10 .0 0 2 0 1 9 Q2 2 0 1 9 Q3 2 0 1 9 Q4 2 0 2 0 Q1 2 0 2 0 Q2 Provision Coverage / Net Charge - Offs 41 *Excludes Payment Protection Program loans.

1 - 5 Years, 60% 6 - 10 Years, 19% > 10 Years, 3% > 1 Year, 17% Securities Portfolio Govt. A ge n c i e s , 17% 42 NOTE: Data as of June 30, 2020 Agency MBS, 54% M uni c i p a l , 27% U.S. Treasury Securities, 0% Securities Portfolio Mix Corporate, 1% CD's, 0% ($000s) Book Value Unrealized Gain or Loss Current YTD Yield (TE) Avg Life Fair Value Agency MBS 376 , 05 8 13 , 27 8 389 , 33 6 Municipal 191 , 12 0 9 , 53 6 200 , 65 6 Govt. Agencies 122 , 64 9 1 , 93 6 124 , 58 5 Corporate 7 , 75 6 151 7 , 90 7 CD's 2 , 91 0 - 2 , 91 0 U.S. Treasury Securities 988 36 1 , 02 4 Total 701,481 24,937 2.65% 3.2 yrs 726,418 Securities Portfolio by Maturity Portfolio Highlights: • Conservative portfolio managed for liquidity ahead of returns • Low duration risk with average life of portfolio of 3.2 years • All MBS are issued by U . S . Government agencies and sponsored enterprises • Municipal securities are investment grade and general obligation and revenue back bonds

Acquisition of LINCO Bancshares, Inc. 43

Transaction Highlights

Strategically Compelling

- Creates a $5.3 billion (excluding PPP loans) Midwest Community Bank with deep community ties matching First Mid's culture and like-minded commitment to customers, communities, and shareholders
- Accelerates growth in the St. Louis metro market consistent with our long-standing strategic initiative and expands geographic presence outside of Illinois and into markets comparable to existing footprint with Columbia and Jefferson City and provides higher growth opportunities in Grapevine, Texas
- Key executive management and senior lenders to be retained

Financially Attractive

- Significantly accretive to EPS reaching ~20% in the first full year (2022)
- Manageable tangible book value dilution earned back in ~2.25 years (crossover method). Pre CECL earn-back ~1.75 years
- Achievable operating synergies ~33% (75% of that expected in 2021)
- Opportunity to drive revenue enhancements with expansion of First Mid's Wealth Management and Insurance business lines (not included in pro-forma model)

Strong Credit Profile

- Thorough due diligence process completing review of 85% of the non-consumer portfolio, excluding PPP and specialty products
- Reviewed 100% of loans over $2.5 million and 100% of classified loans over $500k
- LINCO had 3rd party loan review of ~$340 million in June with no downgrades
- Reduces exposure to COVID-19 vulnerable sectors

44

LINCO Bancshares, Inc. Company Overview • $ 1 . 2 Billion in assets bank chartered in 1888 • Headquartered in Columbia, Missouri • 14 Branch locations with half situated around the St . Louis market, 2 in Columbia, MO 3 in Jefferson City, MO and 1 in Grapevine, TX • Loan production office in Indianapolis, IN • Seasoned management team with acquisition and market expansion experience • Privately held S - Corp owned by one family Financial Highlights (1) ($000s) 2018 2019 YTD 6/30/20 Assets $1,021M $1,070M $1,184M Loans $767M $807M $922M Deposits $808M $800M $909M Net Income (2) $5.3M $7.1M $3.2M 1 Source: S&P Global Market Intelligence bank - level regulatory data as of June 30, 2020 2 Reflects 21% tax rate assumption on S - Corp 45

Transaction Overview & Assumptions

Deal Structure	• Transaction value[1] of $144.9 million • Consideration mix: 20% stock / 80% cash • First Mid to issue fixed number of common shares: 1,262,246
Valuation Multiples	• Price to Tangible Book Value: 97% • Price to 2020E earnings: 20.3x • Price to 2020E earnings after cost saves: 9.7x • EPS accretion[2]: ~20% in first full year (2022) • TBV earn-back (crossover method): 2.25 years with CECL (pre-CECL 1.75 years)
Key Assumptions	• Cost savings of 33% (75% realized in 2021 and 100% by 2022) • $15.5 million in estimated pre-tax deal costs • Core deposit intangible 0.75%
Credit Mark & CECL Assumptions	• $36.5 million in total (credit mark + CECL): ~4.2% of $861 million loans, excluding PPP, as of 6/30/2020 • Gross credit mark of $18.4 million and Day 2 CECL Reserve of $18.1 million • PCD credit mark of $4.4 million and non-PCD credit mark of $13.7 million • No interest rate mark
Pro-forma Ownership & Board	• First Mid to add a board member from LINCO board • ~93% FMBH / 7% LINCO
Timing & Approvals	• First Mid shareholder approval is not needed; LINCO shareholders to approve shortly after announcement • Anticipated closing in Q1 2021 with conversion likely during Q2 2021 • Subject to customary regulatory approvals

(1) Value equals an FMBH price of $22.50 multiplied by 1,262,246 plus cash paid
(2) Excludes one-time merger costs and day two CECL provision

46

Pro Forma Franchise 1) Holding Company level data as of June 30, 2020 Combined Company to operate 77 locations throughout Illinois, Missouri, Indiana and Texas Locations 63 14 77 Assets $4,458M $1,184M $5,642M Loans $3,205M $911M $4,116M Deposits $3,386M $908M $4,294M FMBH (1) LINCO (1) Pro Forma • First Mid locations • Providence locations 47

Pro Forma Deposit Composition Pro forma institution moves into top 20 in deposit market share in the St. Louis MSA market First Mid Providence Pro Forma C ompo s ition C ompo s ition C ompo s ition Deposit Type ($000) % of Total Deposit Type ($000) % of Total Deposit Type ($000) % of Total Non - interest Demand 817,623 24 . 1 % Non - interest Demand 174,822 19 . 2 % Non - interest Demand 992,444 23 . 1 % Interest - bearing Demand 938,710 27 . 7 % Interest - bearing Demand 119,503 13 . 2 % Interest - bearing Demand 1,058,213 24 . 6 % Savings 474,545 14 . 0 % Savings 86,107 9 . 5 % Savings 560,652 13 . 1 % Money Market 625,361 18 . 5 % Money Market 127,429 14 . 0 % Money Market 752,790 17 . 5 % Retail Time 425,609 12 . 6 % Retail Time 351,204 38 . 7 % Retail Time 776,814 18 . 1 % Jumbo Time 103,979 3.1% Jumbo Time 49,560 5.5% Jumbo Time 153,540 3.6% Total Deposits 3,385,827 100.0% Total Deposits 908,625 100.0% Total Deposits 4,294,453 100.0% Core Deposits: 96.9% 1 MRQ Cost of Deposits: 0.38% Core Deposits: 94.5% 1 MRQ Cost of Deposits: 0.99% Core Deposits: 96.4% 1 MRQ Cost of Deposits: 0.51% Non - interest Demand, 24.1% Interest - bearing Demand, 27.7% Savings, 14.0% Money M ar k e t , 18 . 5 % Retail Time, 12.6% Jumbo Time, 3.1% Non - interest Demand, 19.2% Interest - bearing Demand, 13.2% Savings, 9.5% Money M a r k e t , 14 . 0 % Retail Time, 38.7% Jumbo Time, 5.5% Non - i n t e r e st Demand, 23.1% Interest - bearing Demand, 24.6% S a v ing s, 13.1% Money M ar k e t , 17 . 5 % Retail Time, 18.1% Jumbo Time, 3.6% Source: S&P Global Market Intelligence; Regulatory holding company data shown for First Mid; Bank level regulatory data shown for Providence as of June 30, 2020 (1) Bank level regulatory data shown for the quarter ended June 30, 2020 48

Pro Forma Loan Composition As of June 30, 2020 First Mid Providence Pro Forma Composition Composition C ompo s ition Loan Type ($000) % of Total Loan Type ($000) % of Total Loan Type ($000) % of Total CRE 1 , 123 , 54 0 35 . 1 % CRE 227 , 06 9 24 . 6 % CRE 1,350,609 32 . 7 % C&I 811 , 16 9 25 . 3 % C&I 297 , 86 7 32 . 3 % C&I 1,109,036 26 . 9% 1 - 4 Family 342 , 03 6 10 . 7% 1 - 4 Family 103 , 81 4 11 . 3% 1 - 4 Family 445,850 10 . 8 % Farm & Ag RE 400 , 42 5 12 . 5 % Farm & Ag RE 13 , 33 7 1 . 4 % Farm & Ag RE 413,762 10 . 0 % C&LD 180 , 93 4 5 . 6 % C&LD 94 , 95 8 10 . 3 % C&LD 275,892 6 . 7 % Multifamily 141 , 01 5 4 . 4 % Multifamily 89 , 11 9 9 . 7 % Multifamily 230,134 5 . 6 % Consumer 82 , 08 4 2 . 6 % Consumer 30 , 18 2 3 . 3 % Consumer 112,266 2 . 7 % Other 124,059 3.9% Other 66,128 7.2% Other 190,187 4.6% Total Loans 3,205,262 100.0% Total Loans 922,474 100.0% Total Loans 4,127,736 100.0% 1 MRQ Yield on Loans: 4.07% 1 MRQ Yield on Loans: 4.66% 1 MRQ Yield on Loans: 4.20% CRE, 35.1% C&I, 25.3% 1 - 4 Family, 10.7% Farm & Ag RE, 12.5% M u l t if a m il y , 4.4% C&LD, 5.6% C on sum e r , 2.6% Other 3.9% CRE, 24.6% C&I, 32.3% 1 - 4 Family, 11.3% Farm & Ag RE, 1.4% C&LD, 10.3% M u l t if a m il y, 9.7% Consumer, 3.3% Ot h e r , 7.2% CRE, 32.7% C&I, 26.9% 1 - 4 Family, 10.8% Farm & Ag RE, 10.0% C&LD, 6.7% Consumer, 2.7% Multifamily, 5.6% Other, 4.6% Source: S&P Global Market Intelligence; Regulatory holding company data shown for First Mid; Bank level regulatory data shown for Providence as of June 30, 2020 (1) Bank level regulatory data shown for the quarter ended June 30, 2020 49

Extensive Due Diligence First Mid’s Senior Management team completed multiple diligence sessions with LINCO over the last year First Mid is an experienced and disciplined acquirer of community banks with a long history and successful track record of both growth and earnings In - depth diligence process that began in 2019 with key leadership from both FMBH and LINCO deeply vested to ensure a successful combination Collaborative and detailed review of revenue and expense structure to determine anticipated synergies Thorough review of all regulatory, compliance, legal and operational risks In - light - of the ongoing pandemic, a comprehensive and conservative approach was taken to identify potential risks in the lending portfolio with detailed review beyond any past acquisition Credit due diligence process was completed multiple times over the last year both pre - COVID as well as within the last two weeks by First Mid’s most experienced senior management review team Reviewed 85% of the non - consumer portfolio, excluding PPP and specialty products and 100% of loans over $2.5 million Stress testing completed in consistent manner for vulnerable sectors 50

Thorough Review of Loan Portfolio Risks Amidst Ongoing Pandemic

At Risk Industry Exposure *(excludes PPP Loans)*

Significant loan portfolio analysis and stress testing was completed during diligence by First Mid Senior Management to evaluate vulnerable sectors affected by the global pandemic

First Mid



Retail
5.3%
Hotel
4.1%
Restaurant
3.4%
All Other
87%

Providence



Retail
2.4%
Hotel
0.9%
Restaurant
1.2%
All Other
95.5%

Pro Forma



Retail
4.7%
Hotel
3.4%
Restaurant
2.9%
All Other
89%

As of June 30, 2020

51

COVID - 19 Relief & Support During the pandemic First Mid and LINCO provided payment deferrals to more than 1,000 customers totaling $627 million at the peak. As of August 31 st over 60% of those customer accounts have resumed normal payment. 52 Providence Deferral Detail First Mid Deferral Detail 9 3 .6% Deferred Loans by Segment ($000s) August 31, 2020 Non - farm Non - residential $ 15,350 Car Washes $ 11,921 Multi - Family $ 10,156 Religious Organizations $ 8,535 6.4% All Other $ 27,890 Total $ 73,852 % BALANCES DEFERRED TO TOTAL LOANS Deferred Loans Non - Deferred Loans Pro Forma Deferrals NOTE: Deferral data as of August 31, 2020; Pro forma total loans reflect combined company data as of June 30, 2020 Deferred Loans by Segment August 31, 2020 Hotels $ 55 , 95 8 Multi - Family $ 41 , 80 6 Retail $ 40 , 50 4 Restaurant $ 12 , 10 9 All Other $ 38 , 10 7 Total $ 188 , 48 4

Addressing COVID - 19 Management teams at First Mid and LINCO were proactive from the onset of pandemic, shifting branch traffic to drive - thru, by appointment and online services to maintain customer service while providing social distancing measures to the benefit of our employees and customers. First Mid and LINCO both provided enhanced digital capabilities to allow customers to continue to receive the strong support and service without direct lobby contact. Additional social distance measures were implemented including allowing a significant number of workforce to work remotely. Comprehensive due - diligence has been conducted surrounding the effects and future impact of the ongoing pandemic. Both First Mid and LINCO provided key funding services to the communities they serve through the Payment Protection Program (PPP). Together the companies provided support to numerous small business owners resulting in approximately combined $332 million in PPP funded with the SBA. 53

COVID-19 Relief & Support Update

First Mid and LINCO are committed to providing the support needed throughout the communities we serve during the pandemic.

Paycheck Protection Program ("PPP") Totals

Beginning in April, First Mid and LINCO provided PPP funding assistance to both new and existing small business owners throughout our footprint.

Small Business Customers Assisted

- Pro Forma Entity: ~3,100
- FMBH: ~2,500
- LINCO: ~600

Total Loans Funded

$332 million

Total Loans Remaining

$321 million

Fee Income Generated

- Pro Forma Entity: ~$11 million
- FMBH: ~$9 million
- LINCO: ~$2 million

54

Estimated Pro Forma Allowance Reserve Significant CECL Allowance for Credit Loss Coverage FMBH LINCO Pro Forma $2,946,000 $861,000 $3,807,000 Loan Balances (1) 1 Excludes PPP loans of approx. $259 million for FMBH and $62 million for LINCO, as of 6/30/2020 ($ in 000’s) FMBH Allowance for Credit Losses $38 , 381 Credit Mark and CECL Reserve Created $36 , 500 Existing ACL plus Credit Mark and CECL Reserve Created $74 , 881 Pro Forma Credit Risk Coverage with ACL and Credit Mark 1.97% 55

Capital 56

Historical & Pro Forma Capital Ratios 8.56% 9.10% 10.61% 9.67% 8.70% 2 .0 0% 4 .0 0% 6 .0 0% 8 .0 0% 10. 00% 12. 00% TCE / TA (%) (1) 9.91% 11 . 15% 11.20% 10.43% 9.10% 5 .0 0% 7 .0 0% 9 .0 0% 11. 00% 13. 00% 2 0 17 Pro Forma Leverage Ratio (%) 10.78% 11.81% 14.12% 13 . 46% 11 . 10% 11.83% 12.76% 14.79% 14.07% 11.50% 2017 2018 2019 2020Q2 Pro Forma 5 .0 0% 6 .0 0% 7 .0 0% 8 .0 0% 9 .0 0% 10. 00% 11. 00% 12. 00% 13. 00% 14. 00% 15. 00% 2017 2018 2019 2020Q2 Pro Forma CET1 Ratio and Tier 1 Capital Ratio (%) 12.70% 13.63% 15.74% 15.19% 14.70% 6 .0 0% 8 .0 0% 10. 00% 12. 00% 14. 00% 16. 00% 2 0 17 2 0 18 2 0 19 2 0 2 0 Q2 Pro Forma 2 0 18 2 0 19 2 0 2 0 Q2 Total Capital Ratio (%) 57 Well - Capitalized Minimum – 10% (1) TCE/TA is a non - GAAP measure that deducts intangibles from common equity and divides by Total Assets excluding intangibles NOTE: Pro forma ratios are estimates upon closing the acquisition of LINCO and the Sub Debt capital raise

Pro Forma for Capital Raise Double Leverage & Interest Coverage 58 Note: Analysis assumes $80 million holding company subordinated debt offering, 0% down - streamed to the Bank; Illustrative calculation assumes no fees (Dollars in thousands) 2019Y YTD 2Q20 YTD 2Q20 Pro Forma YTD 2Q20 Pro Forma For $80M S ubo r d i n ated Debt For Sub Debt and LINCO Investment in Subsidiaries $525 , 41 8 $538 , 12 0 $538 , 12 0 $629 , 45 1 Consolidated Equity $526 , 60 9 $549 , 27 3 $549 , 27 3 $569 , 10 5 Double Leverage Ratio 100% 98% 98% 111% Total Deposit Interest $18 , 93 9 $6 , 96 6 $6 , 96 6 $11 , 86 1 Non - deposit Interest Expense $5 , 10 8 $1 , 85 5 $1 , 85 5 $2 , 44 0 Subordinated Debt Interest @ 4.50% $1 , 80 0 $1 , 80 0 Total Interest Expense $24 , 04 7 $8 , 82 1 $10 , 62 1 $16 , 10 1 Pre - tax Income $63 , 26 6 $26 , 40 4 $24 , 60 4 $27 , 82 9 Interest Coverage (including deposit expense) 3 . 6 3 x 3 . 9 9 x 3 . 3 2 x 2 . 7 3 x Interest Coverage (excluding deposit expense) 13 . 3 9 x 15 . 2 3 x 7 . 7 3 x 7 . 5 6 x

Achievements through Performance: 59

Appendix 60

Selected Income Statement Data 61 Selected Income Statement Data ($000s) YTD Q2’2020 2019 2018 2017 2016 2015 Interest income $ 7 0, 2 76 $ 1 4 9 ,7 2 1 $ 1 2 4 ,5 6 5 $ 9 9, 5 55 $75 , 49 6 $ 5 9, 2 51 Interest expense 8, 8 21 2 4 ,0 4 7 1 2 ,8 2 7 6, 4 82 4, 2 92 3, 4 99 Net interest income 61,455 125,674 111,738 93,073 71, 2 04 55,752 Provision for loan losses 1 1 ,6 1 7 6, 4 33 8, 6 67 7, 4 62 2, 8 26 1, 3 18 Net interest income after provision 4 9 , 8 38 1 1 9 , 2 4 1 1 0 3 , 0 7 1 8 5 , 6 11 68 , 37 8 5 4 , 4 34 Other income 3 0 ,3 9 5 5 6 ,0 1 7 3 5 ,4 1 4 3 0 ,3 3 6 26 , 91 2 2 0 ,5 4 4 Other expenses 5 3 ,8 2 9 1 1 1, 9 92 8 9 ,9 8 0 7 4 ,2 2 1 61 , 51 0 4 9 ,2 4 8 Income before income taxes 26,404 63,226 48,505 41,726 33,780 25,730 Income taxes 6, 2 68 1 5 ,3 2 3 1 1 ,9 0 5 1 5 ,0 4 2 11 , 94 0 9, 2 18 Net income $ 2 0 , 1 3 6 $ 4 7 , 9 4 3 $ 3 6 , 6 0 0 $ 2 6 , 6 8 4 $21 , 84 0 $ 1 6 , 5 1 2 Per Share Information Basic earnings per common share $1 .21 $2 .88 $2 .53 $2 .13 $2 .07 $1 .84 Diluted earnings per common share $1 .20 $2 .87 $2 .52 $2 .13 $2 .05 $1 .81 Dividends per common share $0 .76 $0 .70 $0 .66 $0 .62 $0 .59 Weighted average shares outstanding 16,7 0 1,5 3 6 16,6 7 5,2 6 9 14,4 8 7,1 2 6 12,5 3 1,6 5 9 10,1 4 9,0 9 9 7,7 7 5,4 9 0 Diluted weighted avg shares outstanding 16,748,444 16,709,476 14,500,585 12,536,534 10,663,710 9,137,689

Selected Balance Sheet Data 62 Selected Balance Sheet Data ($000s) ASSETS Q2’2020 2019 2018 2017 2016 2015 Cash and cash equivalents $ 2 3 8 ,4 8 7 $ 8 5, 0 80 $ 1 4 1 ,4 0 0 $ 8 8, 8 79 $ 1 7 5 ,9 0 2 $ 1 1 5 ,7 8 4 Investment securities 7 2 7, 1 54 7 6 0, 2 15 7 6 9, 2 79 6 4 9, 5 96 7 0 8, 7 22 6 2 9, 0 56 Net loans 3,166,881 2,668,436 2,618,330 1,919,524 1,809,239 1,267,313 Other assets 3 2 5, 7 89 3 2 5, 6 95 3 1 0, 7 25 1 8 3, 5 40 1 9 0, 6 72 1 0 2, 3 46 Total assets $ 4 , 4 5 8 , 3 11 $ 3 , 8 3 9 , 4 26 $ 3 , 8 3 9 , 7 34 $ 2 , 8 4 1 , 5 39 $ 2 , 8 8 4 , 5 35 $ 2 , 1 1 4 , 4 99 LIABILITIES & STOCKHOLDERS’ EQUITY Deposits $ 3 ,3 8 5, 8 27 $ 2 ,9 1 7, 3 66 $ 2 ,9 8 8, 6 86 $ 2 ,2 7 4, 6 39 $ 2 ,3 2 9, 8 87 $ 1 ,7 3 2, 5 68 Borrowings 4 7 3, 1 69 3 4 5, 8 62 3 4 8, 7 99 2 4 9, 7 39 2 6 7, 8 37 1 6 9, 4 62 Other liabilities 5 0 ,0 4 2 4 9 ,5 8 9 2 6 ,3 8 5 9, 1 97 6, 1 38 7, 4 60 Total liabilities 3 , 9 0 9 , 0 3 8 3 , 3 1 2 , 8 1 7 3 , 3 6 3 , 8 7 0 2 , 5 3 3 , 5 7 5 2 , 6 0 3 , 8 6 2 1 , 9 0 9 , 4 9 0 Stockholders’ equity 5 4 9, 2 73 5 2 6, 6 09 4 7 5, 8 64 3 0 7, 9 64 2 8 0, 6 73 2 0 5, 0 09 Total liabilities and stockholders’ equity $ 4 , 4 5 8 , 3 11 $ 3 , 8 3 9 , 4 26 $ 3 , 8 3 9 , 7 34 $ 2 , 8 4 1 , 5 39 $ 2 , 8 8 4 , 5 35 $ 2 , 1 1 4 , 4 99

Use of Non - GAAP Financial Measures 63 For Quarter: 6 / 30 / 202 0 3/31/2020 12/31/2019 9/30/2019 6/30/2019 Total non - interest expense (adjusted) $26 , 09 8 $27 , 74 8 $27,601 $25,894 $30,187 Less: foreclosed property (ORE) expense 2 46 (30) (172) (188) amortization of intangibles (1,290) ( 1 , 295 ) (1,296) (1,373) (1,823) goodwill impairment 24,810 26 , 49 9 26,275 24,349 28,176 TE net interest income 32,118 30 , 39 3 31,517 31,659 31,850 Total non - interest income (adjusted) 13,885 16 , 51 0 14,873 12,917 13,588 Less: security (gains) losses (287) (531) (479) (51) (218) Income taxes 13,598 15 , 97 9 14,394 12,866 13,370 $45 , 71 6 $46 , 37 2 $45,911 $44,525 $45,220 Efficiency (TE) 54 .2 7% 57 .1 4% 57 .2 3% 54 .6 9% 62 .3 1% (In thousands, unaudited)

Use of Non - GAAP Financial Measures 64 As of and for the Quarter Ended: 6/30/2020 12/ 3 1/ 2 019 12/31/2018 12/31/2017 Common stockholders’ equity $549,273 $526,609 $475,864 $307,964 Less: Goodwill and intangibles, net 130,656 133,257 $139,097 70,829 Tangible common equity 418,617 393,352 336,767 237,135 Total assets $4,458,311 $3,839,426 $3,837,729 $2,841,539 Less: Goodwill and intangibles, net 130,656 133,257 139,097 70,829 Tangible assets 4,327,655 3,706,169 3,698,632 2,770,710 Tangible common equity to tangible assets ratio 9 . 6 7% 10 .6 1% 9 .1 0% 8 .5 6 % As of and for the Quarter Ended: 6 / 30 / 202 0 3/31/2020 12/31/2019 9/30/2019 6/30/2019 Net interest income as reported $31 , 58 2 $29 , 87 3 $30,984 $31,125 $31,313 Net interest income, (tax equivalent) 32,118 30 , 39 3 30,517 31,659 31,850 Average earning assets 3,942,832 3,451,123 3,464,200 3,444,088 3,470,776 Net interest margin (tax equivalent) 1 3 .2 5% 3 .5 1% 3 .5 7% 3 .6 0% 3 .6 4% (In thousands, unaudited)